Exhibit 99.1

Cephalon to declare recommended ChemGenex Offers unconditional on reaching 90% under each Offer

20 May 2011 — Cephalon CXS Holdings Pty Ltd (Cephalon)(1) today provided an update on the status of its cash offers for ChemGenex Shares and ChemGenex Listed Options.

The aggregate of the Cephalon Group’s existing shareholding in ChemGenex, acceptances of the Share Offer and acceptances in the Institutional Acceptance Facility(2) now represents approximately 78.01% of all ChemGenex Shares on issue. Cephalon also has a relevant interest in 86.40% of all ChemGenex Listed Options on issue.

Cephalon has confirmed that, if:

•                  the aggregate of the Cephalon Group’s existing shareholding in ChemGenex, acceptances of the Share Offer and acceptances in the Institutional Acceptance Facility reaches at least 90% of ChemGenex Shares on issue;

•                  acceptances of the Listed Option Offer reach at least 90% of ChemGenex Listed Options on issue; and

•                  Cephalon does not become aware on or after the date of this announcement that any defeating condition of the Offers has been or is likely to be breached (or all breaches are waived by Cephalon),

Cephalon will declare each of the Share Offer and Listed Options Offer unconditional.

Cephalon reserves the right to free the Offers from any defeating condition at any time before the occurrence of the circumstances described above.

Subject to the Offers becoming unconditional, Cephalon will accelerate the timing for the payment of the Offer consideration to accepting ChemGenex Shareholders and ChemGenex Listed Optionholders.  In that case, the accelerated time frame will be as follows:

•                  in respect of any ChemGenex Shareholder or ChemGenex Listed Optionholder who has validly accepted an Offer on or prior to it becoming unconditional, Cephalon will send payment of the Offer Price to them within five Business Days after the date on which the Offer becomes unconditional; and

•                  in respect of any ChemGenex Shareholder or ChemGenex Listed Optionholder who validly accepts an Offer after the date on which it becomes

(1)  Cephalon CXS Holdings Pty Ltd ACN 150 102 659 is a wholly owned subsidiary of Cephalon, Inc.

(2)  Outlined in Cephalon’s First Supplementary Bidder’s Statement dated 29 April 2011.

unconditional, Cephalon will send payment of the Offer Price to them within five Business Days after the date of receipt of their valid acceptance.

Where the Acceptance Form requires additional documents to be given with an acceptance (such as a power of attorney), these accelerated payment arrangements will operate as follows:

•                  if the necessary documents are given with the Acceptance Form, payment will be sent within the time frames set out above; and

•                  if the necessary documents are given after acceptance, payment will be sent within five Business Days after the date on which the documents are given.

The Offers are unanimously recommended by ChemGenex Directors

The directors of ChemGenex have unanimously recommended that ChemGenex Shareholders and ChemGenex Listed Optionholders accept Cephalon’s Offers, in the absence of a superior offer.

The ChemGenex directors and their related entities, as well as major shareholder Orbis Investment Management (Australia) Pty Ltd, have now accepted the Offers in respect of their holdings of ChemGenex Shares and ChemGenex Listed Options.

In the circumstances, Cephalon considers a superior offer unlikely.

Scheduled Closing Date

The Offers are open for acceptance until 7.00pm (Sydney time) on 6 June 2011 (unless extended)

Holders of ChemGenex Shares and ChemGenex Listed Options should call the Cephalon Offer Information Line on 1800 072 766 (within Australia) or +61 2 8280 7152 (outside Australia) if they require more information.

About Cephalon, Inc.

Cephalon is a global biopharmaceutical company dedicated to discovering, developing and bringing to market medications to improve the quality of life of individuals around the world. Since its inception in 1987, Cephalon has brought first-in-class and best-in-class medicines to patients in several therapeutic areas. Cephalon has the distinction of being one of the world’s fastest-growing biopharmaceutical companies, now among the Fortune 1000 and a member of the S&P 500 Index, employing approximately 4,000 people worldwide. The company sells numerous branded and generic products around the world. In total, Cephalon sells more than 150 products in nearly 100 countries. More information on Cephalon and its products is available at http://www.cephalon.com/.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide the Cephalon current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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For more media and investor information, please call:

United States

Media:	Investor Relations:
Natalie De Vane	Chip Merritt
+1 610-727-6536 (office)	+1 610-738-6376 (office)
ndevane@cephalon.com	cmerritt@cephalon.com

Fritz Bittenbender	Joe Marczley
+1 610-883-5885 (office)	+1 610-883-5894 (office)
fbittenb@cephalon.com	jmarczley@cephalon.com

Australia

Media:
Andrew Stokes
+61 416 967 038
andrew.stokes@fdthirdperson.com.au